As filed with the Securities and Exchange Commission on July 14, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

LIN TV CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	05-0501252
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

Four Richmond Square
Providence, Rhode Island	02906
(Address of Principal Executive	(Zip Code)
Offices)

Amended and Restated 2002 Stock Plan
(Full Title of the Plan)

Gary R. Chapman
Chairman, President and Chief Executive Officer
LIN TV Corp.
Four Richmond Square
Providence, Rhode Island 02906
(Name and Address of Agent For Service)

401-454-2880
(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Thomas S. Ward, Esq.
Wilmer Cutler Pickering Hale and Dorr LLP
60 State Street
Boston, Massachusetts 02109
617-526-6000

CALCULATION OF REGISTRATION FEE

Title of		Proposed Maximum	Proposed Maximum
Securities to be	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered(1)	Share	Price	Registration Fee
Class A Common Stock, $0.01 par value per share	3,600,000 shares	$14.12(2)	$50,832,000(2)	$5,983

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange on July 7, 2005.

Item 8. Exhibits
SIGNATURES
INDEX TO EXHIBITS
Opinion/Consent of Wilmer Cutler Pickering Hale and Dorr LLP
Consent of PricewaterhouseCoopers LLP
Consent of KPMG LLP

STATEMENT OF INCORPORATION BY REFERENCE

     This Registration Statement on Form S-8 is filed pursuant to General Instruction E of Form S-8 for the purpose of registering 3,600,000 additional shares of the Registrant’s Class A Common Stock issuable pursuant to the Registrant’s Amended and Restated 2002 Stock Plan.

     This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-87920, relating to the Registrant’s Amended and Restated 2002 Stock Plan.

Item 8. Exhibits

     The Exhibit Index immediately preceding the exhibits is incorporated by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Providence, Rhode Island on this 14th day of July 2005.

LIN TV CORP.

By:	/s/ Gary R. Chapman

Gary R. Chapman
Chairman, President and
Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of LIN TV Corp., hereby severally constitute and appoint Gary R. Chapman and William A. Cunningham, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable LIN TV Corp. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Gary R. Chapman	Chairman, President and Chief Executive Officer	July 14, 2005
Gary R. Chapman	(Principal executive officer)

/s/ Vincent L. Sadusky	Vice President, Chief Financial Officer and Treasurer	July 14, 2005
Vincent L. Sadusky	(Principal Financial Officer)

/s/ William A. Cunningham	Vice President, Controller	July 14, 2005
William A. Cunningham	(Principal Accounting Officer)

/s/ Randall S. Fojtasek	Director	July 14, 2005
Randall S. Fojtasek

Signature	Title	Date
/s/ Royal W. Carlson, III	Director	July 14, 2005
Royal W. Carlson, III

/s/ William S. Banowsky	Director	July 14, 2005
William S. Banowsky

/s/ William H. Cunningham	Director	July 14, 2005
William H. Cunningham

/s/ Wilma Jordan	Director	July 14, 2005
Wilma Jordan

/s/ Peter S. Brodsky	Director	July 14, 2005
Peter S. Brodsky

INDEX TO EXHIBITS

Number	Description
3.1(1)	Second Amended and Restated Certificate of Incorporation of LIN TV Corp., as amended

3.2(2)	Amended and Restated By-Laws of LIN TV Corp.

5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)

23.2	Consent of PricewaterhouseCoopers LLP

23.3	Consent of KPMG LLP for Station Ventures Holdings, LLC

24	Power of attorney (included on the signature pages of this registration statement)

(1)	Previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (File No. 001-31311) and incorporated herein by reference.

(2)	Previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 (File No. 001-31311) and incorporated herein by reference.